SOUTHERN SECURITY LIFE INSURANCE COMPANY
                                755 Rinehart Road
                            Lake Mary, Florida 32746



                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Southern Security Life Insurance Company, a Florida corporation (the "Company") for use at its 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, October 25, 2000, beginning at 10:30 a.m., Eastern Daylight Time, or at any adjournments or postponements thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 755 Rinehart Road, Lake Mary, Florida. This Proxy Statement and accompanying materials are being mailed on or about September 10, 2000. The Company's telephone number is (407) 321-7113.

These proxy materials were mailed on or about September 10, 2000 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Stockholders of record at the close of business on September 5, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, 1,907,989 shares of the Company's common stock, $1.00 par value, were issued and outstanding. Stockholders holding the majority of the outstanding shares of common stock represented in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. For information regarding holders of more than five percent of the outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

Stockholders may revoke any appointment of proxy given pursuant to this solicitation by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the stockholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

Voting and Solicitation

Each stockholder of record will be entitled to one vote for each share of common stock held on the Record Date on each proposed item that comes before the meeting. In the election of directors, each stockholder will be entitled to vote for 10 nominees and the 10 nominees with the greatest number of votes will be elected. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director.

The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telefax.

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

                                755 Rinehart Road
                            Lake Mary, Florida 32746


                                September 5, 2000







Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Southern Security Life Insurance Company (the "Company") to be held on October 25, 2000, at 10:30 a.m., Eastern Daylight Time, at 755 Rinehart Road, Lake Mary, Florida.

The matters to be addressed at the meeting will include (1) to elect ten directors; (2) to ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2000; and (3) to report on the business activities of the Company and to answer any stockholder questions.

Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

Thank you for your support of Southern Security Life Insurance Company. We look forward to seeing you at the Annual Stockholders Meeting.

                                     Sincerely yours,

                                     SOUTHERN SECURITY LIFE
                                     INSURANCE COMPANY


                                     George R. Quist,
                                     Chairman of the Board, President,
                                     and Chief Executive Officer

                    SOUTHERN SECURITY LIFE INSURANCE COMPANY

                                755 Rinehart Road
                            Lake Mary, Florida 32746



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Southern Security Life Insurance Company (the "Company"), will be held on October 25, 2000, at 755 Rinehart Road, Lake Mary, Florida, at 10:30 a.m., Eastern Daylight Time, to consider and act upon the following:

     1. To elect a Board of Directors consisting of ten directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     2. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2000;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 5, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                By order of the Board of Directors,


                                William C. Sargent
                                Senior Vice President and Secretary

Deadline for Receipt of Stockholder Proposals

Stockholder proposals which are intended to be presented at the Company's 2001 Annual Meeting must be received by the Company no later than March 31, 2001, in order to be included in the proxy statement and form of proxy for that meeting.

                              ELECTION OF DIRECTORS

                                   PROPOSAL 1
                                    Nominees

The Company's Bylaws do not limit the number of persons serving on the Company's Board of Directors, and it is contemplated that a board of 10 directors will be elected at the Annual Meeting. The Board of Directors recommends that the stockholders vote "FOR" the election of the 10 director nominees listed below. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's 10 nominees named below, all of whom are presently directors of the Company.

In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the board.

The name and certain information regarding each nominee is set forth below. See also "Certain Relationships and Related Transactions".

                                   Director or
  Name                Age         Officer Since      Position with the Company

 George R. Quist(1)        79    December 1998    Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer
 William C. Sargent        71    December 1998    Senior Vice President,
                                                  Secretary and Director
 Scott M. Quist(1)         46    December 1998     First Vice President,
                                                   General Counsel, Treasurer
                                                   and Director
 Charles L. Crittenden     80    December 1998     Director
 Sherman B. Lowe           85    December 1998     Director
 R.A.F. McCormick          86    December 1998     Director
 H. Craig Moody            46    December 1998     Director
 Robert G. Hunter, M.D.    40    December 1998     Director
 Norman G. Wilbur          61    December 1998     Director
 G. Robert Quist(1)        48    March 1999        Director
_____________________
      (1) George Quist is the father of Scott M. Quist and G. Robert Quist.

The following biographical information is furnished with respect to each of the 10 nominees:

George R. Quist has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since December 1998. Mr. Quist has also served as Chairman of the Board, President and Chief Executive Officer of Security National Financial Corporation since October 1979. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. From 1960 to 1964, he was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company. Mr. Quist served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board. Mr. Quist also served as a director of the National Alliance of Life Companies from 1992 to 1996.

William C. Sargent has been Senior Vice President, Secretary and a director of the Company since December 1998. Mr. Sargent has also served as Senior Vice President and a director of Security National Financial Corporation since 1980 and as its Secretary since 1993. Prior to that time, he was employed by Security National Life Insurance Company as a salesman and agency superintendent.

Scott M. Quist has been First Vice President, General Counsel, Treasurer and a director since December 1998. Mr Quist has also served as First Vice President of Security National Financial Corporation since 1990, its General Counsel since 1992, its Treasurer since 1993, and a director since 1986. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. From 1986 to 1991 he served as a director of The National Association of Life Companies, a trade association of 642 insurance companies and its Treasurer until its merger with the American Council of Life Companies in 1991. Mr. Quist is a past member of the Board of Governors of the Forum 500 Section (representing small companies) of the American Council of Life Insurance. Mr. Quist is a past President of the Utah Life Convention and a past General counsel of the Utah Funeral Directors' Association. Mr. Quist has also been a director since November 1993 of Key Bank of Utah, and is currently President of the National Alliance of Life Companies, an industry trade association.

Charles L. Crittenden has been a director of the Company since December 1998. Mr. Crittenden is also a director of Security National Financial Corporation and has served in this position since October 1979. Mr. Crittenden has been sole owner Crittenden Paint & Glass Company since 1958. He is also an owner of Crittenden Enterprises, a real estate development company, and Chairman of the Board of Linco, Inc.

Sherman B. Lowe has been a director of the Company since December 1998. Mr. Lowe is also a director of Security National Financial Corporation and has served in this position since October 1979. Mr. Lowe was President and Manager of Lowe's Pharmacy located in Salt Lake City, Utah for over 30 years. He is now retired. He is an owner of Burton-Lowe Ranches, a general partnership.

R.A.F. McCormick has been a director of the Company since December 1998. Mr. McCormick is also a director of Security National Financial Corporation and has served in this position since October 1979. He is a past Vice President of Sales of Clover Club Foods, a food processing company. He is now retired.

H. Craig Moody has been a director of the Company since December 1998. Mr. Moody is also a director of Security National Financial Corporation and has served in this position since September 1995. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and Majority Leader of the House of Representatives of the State of Utah.

Robert G. Hunter M.D., has been a director of the Company since December 1998. Dr. Hunter is also a director of Security National Financial Corporation and has served in this position since October 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter created the State Wide E.N.T. Organization (Rocky Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee. He is Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association, a delegate representing Utah to the American Medical Association, and a member of several medical advisory boards.

Norman G. Wilbur has been a director of the Company since December 1998. Mr. Wilbur is also a director of Security National Financial Corporation and has served in this position since October 1998. Mr. Wilbur worked for the regional offices of J.C. Penney Co., Inc., in budgeting and analysis. His positions with J.C. Penny Co., Inc., included Manager of Planning and Reporting. After 36 years with J.C. Penney's Mr. Wilbur took an option of an early retirement in 1997. He is a past board member of a homeless organization in Plano, Texas.

G. Robert Quist has been a director of the Company since March, 1999. Mr. Quist is also Vice President and Facility Manager of Security National Financial Corporation and has served in this position since 1985. Mr. Quist has served as a director and as the Secretary and Treasurer of the Utah Cemetery Association. Mr. Quist has also served as President of Big Willow Water Company since 1987.

Executive Officers

The following table sets forth certain information with respect to the executive
officers  of  the  Company  (the  business   biographies  for  the  first  three
individuals are set forth above):

  Name                 Age                           Title
----------------      -----            -----------------------------------
George R. Quist(1)      79           Chairman of the Board, President and Chief
                                        Executive Officer
Scott M. Quist(1)       46           First Vice President, General Counsel
                                        and Treasurer
William C. Sargent      71           Senior Vice President and Secretary

   (1) George R. Quist is the father of Scott M. Quist.

The Board of Directors of the Company has a written procedure which requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

No director, officer of 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 1999 or 1998.

Each of the directors are board members of Security National Financial Corporation (the ultimate parent of the Company) with the exception of G. Robert Quist, which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended. In addition, Scott M. Quist is a regional director of Key Bank of Utah. All directors of the Company hold office until the next annual meeting of stockholders, until their successors have been elected and qualified, or until their earlier resignation or removal.

Board Meetings and Committees

The Board of Directors of the Company held a total of six meetings during 1999. During 1999, the Board of Directors had an Audit Committee and an Executive Committee. In January 1999, the Board established a Compensation Committee. The Board does not have a Nominating Committee.

The Audit Committee is responsible for reviewing the services performed by the Company's independent public accountants and internal audit department and evaluating the Company's accounting practices and procedures and its system of internal accounting controls. The Audit Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe, H. Craig Moody and Norman G. Wilbur. During 1999, the Audit Committee met on two occasions.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, William C. Sargent, and H. Craig Moody. During 1999, the Executive Committee met on two occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, advising management with respect to compensation levels for key employees, developing policy in the areas of compensation and fringe benefits, and creating employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Sherman B. Lowe and George R. Quist.

During 1999, no director attended fewer than 75% of the total number of meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which he served.

Perquisites

The Company's Bylaws provide that the Board of Directors shall consist of not less than 10 nor more than 30 members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the state of Florida.

The size of the Board of Directors of the Company for the coming year is 10 members. Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees except that Scott M. Quist and G. Robert Quist are sons of George
R. Quist.

Pursuant to the Nasdaq corporate governance requirements recently made applicable to Nasdaq SmallCap Market companies, the Company must have (i) a minimum of two independent directors; (ii) an audit committee with a majority of independent directors; and (iii) an annual stockholders meeting. The Company has and can presently satisfy each of these requirements. Messrs. Crittenden, Lowe, McCormick, Moody, Hunter and Wilbur qualify as independent directors.

Board Compensation

During 1998, the directors of the Company received a director's fee of $6,600 per year for serving as directors. Directors of the Company also received the sum of $275 for each committee meeting attended, if such committee meeting was not in conjunction with a meeting of the Board of Directors held at the same time and place. During 1999, the directors received no form of compensation from the Company for their services as a director. However, the directors of the Company, except for G. Robert Quist, are also directors of Security National Financial ("SNFC"), the ultimate parent company of the Company, and are paid a director's fee by SNFC for their services as a director of SNFC and its subsidiaries, including serving as a director of the Company.

Executive Compensation

     (a) Summary Compensation. The following summary compensation table is provided with respect to the Company's Chief Executive Officer and its Executive Vice President, who constitute all of the executive officers of the Company whose total annual salary and bonus exceed $100,000:


                                                Summary Compensation Table
                                       Annual Compensation                         Long-Term  Compensation
                                                                           Awards                     Payouts
                                                           Other
                                                          Annual  Restricted   Securities     Long-Term  All Other
                                                          Compen-    Stock     Underlying     Incentive  Compensa-
Name and Principal PositionYear   Salary($)Bonus($)    sation($) (2)Awards($)Options/SARs(#)  Payout($) tion($) (3)
George R. Quist(5)         1999        $0    $0           $0              $0       N/A           N/A        N/A
George R. Quist(1)         1998        $0    $0           $0              $0       N/A           N/A        N/A

George Pihakis             1998  $244,800    $0   $13,625(2)              $0       N/A           N/A  $1,050,000 (3)
George Pihakis             1997  $244,800    $0   $11,674(2)              $0       N/A           N/A        N/A

Executive Vice
President
David C. Thompson(5)       1999        $0    $0           $0              $0       N/A           N/A        N/A
David C. Thompson          1998  $121,275    $0   $13,313(4)              $0       N/A           N/A        N/A
David C. Thompson          1997  $121,275    $0   $14,043(4)              $0       N/A           N/A        N/A

     (1)  New  officers   appointed  in  December   1998  did  not  receive  any
compensation  in 1998. (2) During 1998 this amount  included  $6,350 paid in the form of a director's fee, and $7,275 paid in the form of a car allowance.


     During 1997 this amount included $6,600 paid in the form of a director's fee, $550 paid in the form of an executive committee fee, and $4,524 paid in the form of a car allowance.

     (3) Payment of lump sum settlement under Executive Compensation Agreement. See "Item (e) Employee Contracts."

     (4) During 1998 this amount included $6,350 paid in the form of a director's fee, $6,000 paid in the form of a car allowance, and $963 paid in the form of dues at a social club used exclusively for business purposes. During 1997 this amount included $6,600 paid in the form of a director's fee, $550 paid in the form of an executive committee fee, $6,000 paid in the form of a car allowance, and $893 paid in the form of dues at a social club used exclusively for business purposes.

     (5) Effective January 1, 1999, the Company entered into an Administrative Services Agreement with its ultimate parent Security National Financial Corporation (Security National). Under the terms of the Administrative Services Agreement, all of the Company's employees became employees of Security National. Administrative functions previously performed by the Company are now being furnished to the Company under this Agreement. The Company pays to Security National $250,000 per month or $3 million per year for the Administrative services.

Perquisites

     (b) Perquisites. Executive officers of the Company who are employees of the Company are covered under a group life, group disability, and hospitalization plan that does not discriminate in favor of officers and that is generally available to all salaried employees. The Company does not have a pension, retirement or other deferred compensation plan, or any other similar arrangement.

     (c) Director's fees and other fees. Directors of the Company prior to December 17, 1998 received a director's fee of $6,600 per year for serving as director of the Company. Each director of the Company also received the sum of $275 for each committee meeting attended, if such committee meeting is not in conjunction with a meeting of the Company's Board of Directors held at the same time and place. New directors elected in December 1998 did not receive any compensation in 1998 or 1999.

     (d) Compensation committee interlocks and insider participation. The Executive Committee of the Company's Board of Directors makes recommendation to the Board of Directors concerning the compensation of the Company's executive officers. Subsequently, the Board of Directors makes all final decisions concerning such compensation.

     (e) Employee contracts. As part of the acquisition by Security National Financial Corporation ("SNFC") on December 17, 1998 of SSLIC Holding Company (formerly Consolidare Enterprises, Inc.), SNFC caused the Company to pay $1,050,000 to George Pihakis, President and Chief Executive Officer of the Company prior to closing, as a lump sum settlement of the executive compensation agreement between the Company and Mr. Pihakis.

Administrative Services Agreement

Effective December 17, 1998, the Company entered into an Administrative Services Agreement with SNFC. Under the terms of the agreement, SNFC has agreed to provide the Company with certain defined administrative and financial services, including accounting services, financial reports and statements, actuarial, policyholder services, underwriting, data processing, legal, building management, marketing advisory services and investment services. In consideration for the services to be provided by SNFC, the Company will pay SNFC an administrative services fee of $250,000 per month, provided, however, that such fee shall be reduced to zero for so long as the capital and surplus of the Company is less than or equal to $6,000,000, unless the Company and SNFC otherwise agree in writing and such agreement is approved by the Florida Department of Insurance. See "Certain Relationships and Related Transactions."

Certain Relationships and Related Transactions

Insuradyne Corporation, a wholly-owned subsidiary of Security National Financial Corporation, serves as general agent for the Company, pursuant to a general agency agreement, which is terminable by either party with 30 days notice. In such capacity, Insuradyne receives a commission on the first year commissionable premium on certain of the Company's policies as well as a small renewal commission on certain other policies. In accordance with the Florida Insurance Code, a copy of the Company's General Agency Agreement with Insuradyne Corporation was filed with and approved by the Florida Department of Insurance. Management of the Company believes that the terms of its General Agency Agreement with Insuradyne are as favorable to the Company as terms which could be obtained from independent third parties. During 1999, gross commissions in the amount of $175,409 were earned by Insuradyne Corporation. At December 31, 1999, the Company owes $195,785 to Insuradyne as a result of commissions earned by Insuradyne but for which Insuradyne has not yet requested payment.

The Company continues to be indebted to its parent, SNFC, in the amount of $1,000,000, pursuant to a promissory note dated December 1988, which bears interest at the annual rate of interest equal to the prime rate (as hereinafter defined) plus 2%, with such interest rate not to be less than 9% nor in excess of 11%. For purposes of this promissory note, prime rate is defined to mean the prime rate as announced by Compass Bank, Birmingham, Alabama, from time to time, as its prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers). This promissory note is due on demand and is payable out of capital surplus in excess of $1,900,000, pursuant to Florida Statutes Section 628.401
(1990). Interest and principal can only be repaid upon the express written approval of the Florida Department of Insurance.

The Company entered into an Administrative Services Agreement dated December 17, 1998, with SNFC. Under the terms of the agreement, SNFC has agreed to provide the Company with certain defined administrative and financial services, underwriting, data processing, legal, building management, marketing advisory services and investment services. In consideration for the services to be provided by SNFC, the Company shall pay SNFC an administrative services fee of $250,000 per month, which may be increased, beginning on January 1, 2001, to reflect increases in Consumer Price Index, over the index amount as of January 1, 2000.

The Administrative Services Agreement shall remain in effect for an initial term expiring on December 16, 2003. However, the term of the agreement may be automatically extended for an additional one-year term unless either the Company or SNFC shall deliver a written notice on or before September 30 of any year stating to the other its desire not to extend the term of the agreement. SSLIC Holding Company, a wholly owned subsidiary of Security National Life Insurance Company, owns 71% of the outstanding shares of common stock of the Company. Security National Life Insurance Company is a wholly owned subsidiary of SNFC. In addition, George R. Quist, the Company's President and Chef Executive Officer is the President and Chief Executive Officer of SNFC; Scott M. Quist, the Company's First Vice President, General Counsel and Treasurer is the First Vice President, General Counsel and Treasurer of SNFC; and William C. Sargent, the Company's Senior Vice President and Secretary is the Senior Vice President and Secretary of SNFC. Finally, the directors of the Company also serve as the directors of SNFC.

On December 28, 1998, the Company entered into a Loan Funding and Fee Agreement and Agency Agreement (the "Agreement") with Security National Mortgage Company ("SNMC"), a subsidiary of SNFC. Under the terms of the Agreement SNMC assigns their interest in residential mortgage loans that have been pre-sold to third party investors to the Company. The Company purchases these loans and holds them as short-term investments until it receives the proceeds from the third-party investors. The Company receives fee income from SNMC based upon how long the loans were outstanding. At December 31, 1999 and 1998, the Company had outstanding loan purchases of $8,595,093 and $3,941,020, respectively. Included in investment income was $457,861 and $534 for the years ended December 31, 1999 and 1998, respectively.

The Company received for the year ended December 31, 1999, $219,684 as rental income from SNFC for a lease of office space in the Company's building under the terms of the Administrative Services Agreement.

The Company received for the year ended December 31, 1999, $230,639 in interest income from SNFC for short-term loans of which none were outstanding as of December 31, 1999.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of August 31, 2000 for (i) each executive officer of the Company, (ii) each director, (iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares, and (iv) all directors and officers as a group.

                                                                    Percent of
 Name and Address(1)                            Number of Shares    Ownership

 SSLIC Holding Company(2)(3)                        1,363,266        57.4%
 Security National Life Insurance Company(2)(3)       267,770        14.0%
 George R. Quist(3)                                         0           *
 William C. Sargent(3)                                      0           *
 Scott M. Quist(3)                                          0           *
 Charles L. Crittenden(3)                                   0           *
 Sherman B. Lowe(3)                                         0           *
 R.A.F. McCormick(3)                                        0           *
 H. Craig Moody(3)                                          0           *
 Robert G. Hunter, M.D.(3)                                  0           *
 Norman G. Wilbur(3)                                        0           *
 G. Robert Quist                                            0           *
 All executive officers and directors
   as a group (10 persons)(3)                       1,363,266        71.4%
 _____________________________
   *Represents less than 1% of the outstanding shares of common stock.

     (1) The address for SSLIC Holding Company ("SSLIC") is 5300 South 360 West, Suite 200, Salt Lake City, Utah 84123. The address for George Quist is 4491 Wander Lane, Salt Lake City, Utah 84117. The address for Mr. Sargent is 4974 Holladay Blvd., Salt Lake City, Utah 84117. The address for Scott Quist is 7 Wanderwood Way, Sandy, Utah 84092. The address for Mr. Crittenden is 2334 Filmore Avenue, Ogden, Utah 84401. The address for Mr. Lowe is 2197 South 2100 East, Salt Lake City, Utah 84109. The address for Mr. McCormick is 400 East Crestwood Road, Kaysville, Utah 84037. The address for Mr. Moody is 1782 East Faunsdale Drive, Sandy, Utah 84092. The address for Mr. Wilbur is 2520 Horseman Drive, Plano, Texas 75025. The address for Dr. Hunter is 2 Ravenwood Lane, Sandy, Utah 84092. The address for Robert Quist is 2678 South Cave Hollow Way, Bountiful, Utah 84010.

     (2) SSLIC is a wholly owned subsidiary of Security National Life Insurance Company ("Security National Life").

     (3) Each of the directors of the Company, except for G. Robert Quist, are directors of SSLIC and Security National Life, and accordingly, exercise shared voting and investment power with respect to the shares of the Company's common stock beneficially owned by SSLIC and Security National Life, respectively.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   PROPOSAL 2

The Company retained Tanner + Co. as its independent auditors and replaced Ernst & Young LLP effective December 1, 1999. The Company retained Ernst & Young LLP as its independent auditors and replaced KPMG Peat Marwick LLP effective February 21, 1999. No report of KPMG Peat Marwick LLP or Ernst & Young LLP on the financial statements of the Company for either of the past two years contained an adverse opinion, or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Since the engagement of KPMG Peat Marwick LLP and Ernst & Young, LLP for the Company's two most recent fiscal years and through the date of replacement, there were no disagreements between the Company and KPMG Peat Marwick LLP and Ernst and Young, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The change in independent accountants was approved by the Company's Board of Directors and disclosed in a Form 8-K, which was filed with the Securities and Exchange Commission on December 21, 1999. Reference is made to current reports on Forms 8-K dated December 21, 1999.

                             ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, excluding certain exhibits thereto, as filed with the Securities and Exchange Commission. Written requests for such information should be directed to William C. Sargent, Senior Vice President and Secretary, Southern Security Life Insurance Company, 755 Rinehart Road, Lake Mary, Florida 32746.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. However, if any other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the accompanying Proxy to vote the shares they represent on such business in accordance with their best judgment. In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed Proxy and date, sign and return it promptly in the postage pre-paid envelope provided. The signing and delivery of a Proxy by no means prevents you from attending the Annual Meeting.


                                 By order of the Board of Directors,


                                 William C. Sargent
                                 Senior Vice President
                                 and Corporate Secretary


September 10, 2000

            PROXY - SOUTHERN SECURITY LIFE INSURANCE COMPANY - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                  COMMON STOCK

The undersigned Common Stockholder of Southern Security Life Insurance Company (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on October 25, 2000, at 755 Rinehart Drive, Lake Mary, Florida, at 10:30 a.m. Eastern Daylight Time, and hereby appoints Messrs. George
R. Quist, William C. Sargent and Scott M. Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect ten directors to be voted upon by the common stockholders together:

  [ ]- FOR all nominees listed below (except as marked to the contrary below)
  [ ]- WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

   Charles L. Crittenden, Robert G. Hunter, Sherman B. Lowe, R.A.F. McCormick,
   H. Craig Moody, George R. Quist, G. Robert Quist, Scott M. Quist, William C. Sargent and Norman G. Wilbur

             [  ]  FOR                  [ ]  AGAINST

2. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2000;

             [  ]  FOR                  [ ]  AGAINST

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated __________________, 2000

__________________________________________________
Signature of Stockholder

__________________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.